EXHIBIT 99

CHARMING SHOPPES EXPRESSES SORROW OVER THE DEATH OF
WILLIAM O. ALBERTINI, BOARD MEMBER

BENSALEM, Pa., June 30, 2008 – Charming Shoppes, Inc. (Nasdaq: CHRS), wishes to express sorrow over the sudden death of board member William O. Albertini, who passed away on June 28, 2008.

Dorrit J. Bern, Chief Executive Officer and President of Charming Shoppes said, “We are deeply saddened by Bill’s passing.  Bill joined Charming Shoppes’ Board in 2003, and has been a tremendous asset to our Company.  We extend our heartfelt condolences to his family.”

Alan Rosskamm, Chairman of the Board of Charming Shoppes added, “Bill’s invaluable counsel will be deeply missed. We are grateful for his friendship and committed service.”

CONTACT:

Gayle M. Coolick
Vice President, Investor Relations
Charming Shoppes, Inc.
(215) 638-6955